EXHIBIT 10.6

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is between Juhl Energy, Inc. (the “Company”) and Dan Juhl (“Employee”). The “Effective Date” of this Amendment shall be the 1st day of January, 2014.

WHEREAS, the Company and Employee have executed that certain Executive Employment Agreement dated January 1, 2012 (the “Employment Agreement”).

WHEREAS, the parties hereto have agreed upon modifications to the Employment Agreement and wish to formally amend the Employment Agreement with respect to certain terms of the Employment Agreement.

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby acknowledge and agree as follows:

1.   Definitions. Any term defined in the Employment Agreement shall have the same meaning in this Amendment unless otherwise set forth herein.

2.   Section 2. Section 2 of the Employment Agreement shall be deleted in its entirety and replaced with the following:

Section 2.     Term of Agreement. The term of this Agreement shall be extended for a period of five (5) years commencing on the date of expiration of the Term set forth in the Employment Agreement (“Term”).

3.   Section 4(C) Equity Compensation. Section 4(C) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

C.          Equity Compensation. As of the date of this Agreement or such other date as the complete approval of the Board and any additional required approvals are obtained, the Company will grant to Employee warrants to purchase Five Hundred Thousand (500,000) shares of the common stock of the Company pursuant to the terms of a Warrant Agreement to be executed by the Employee and the Company.

4.   Entire Agreement. Upon the Effective Date of this Amendment, this Amendment shall be incorporated into the Employment Agreement and the Employment Agreement as amended by this Amendment shall constitute the entire agreement between the parties with respect to the subject matter contemplated therein. Except as otherwise expressly provided in this Amendment, all terms and conditions of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company and Employee have caused this Amendment to be executed by their duly authorized representatives.

JUHL ENERGY, INC.		EMPLOYEE:

/s/ Dan Juhl
Dan Juhl

By:	/s/ John Mitola
John Mitola
President

By:	/s/ Bartly J. Loethen
Bartly J. Loethen
Assistant Secretary